Calculation of Filing Fee Tables
S-3
PLAINS ALL AMERICAN PIPELINE LP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common units representing limited partner interests	457(o)
		Equity	Preferred units representing limited partner interests	457(o)
		Debt	Debt securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,100,000,000.00	0.0001476	$ 162,360.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,100,000,000.00		$ 162,360.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 120,010.00
			Net Fee Due:						$ 42,350.00
Offering Note
[1]	(1a) This Registration Statement covers the offer and sale up to $1,100,000,000.00 aggregate principal amount of common units representing limited partner interests ("common units") and preferred units representing limited partner interests ("preferred units") of Plains All American Pipeline, L.P. ("PAA") and debt securities of PAA or PAA and PAA Finance Corp. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. This Registration Statement also covers an indeterminate securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. (1b) The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. (1c) If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $1,100,000,000.00, less the dollar amount of any registered securities previously issued. (1d) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. (1e) See Note (1) to Table 2 below.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Plains All American Pipeline LP	S-3	333-259390	09/08/2021		$ 120,010.00	Unallocated (Universal) Shelf			$ 1,100,000,000.00
Fee Offset Sources		Plains All American Pipeline LP	S-3	333-207140		09/25/2015						$ 149,592.27
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Common units, preferred units and debt securities having an aggregate offering price of $1,100,000.00 registered under a Registration Statement on Form S-3 (File No. 333-259390) (the "Prior Registration Statement"), which was filed with the U.S. Securities and Exchange Commission by the registrant on September 8, 2021 and declared effective on September 29, 2021, remain unsold. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee of $162,360.00 due under this Registration Statement by $120,010.00, which represents the registration fee previously paid with respect to such unsold securities in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). A filing fee of $42,350.00 with respect to the newly registered securities hereunder, which represents the total registration fee adjusted for the total fee offset with respect to the unsold securities under the Prior Registration Statement, is being paid herewith. Pursuant to Rule 457(p), the offering of the common units, preferred units representing limited partner interests and debt securities covered by the Prior Registration Statement will be deemed terminated as of the date of this Registration Statement.